Exhibit 99(J)

Consent of Ernst & Young LLP, Independent Registered Public

Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in each Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the combined Statement of Additional Information in Post-Effective Amendment No. 29 to the Registration Statement (Form N-1A, No. 333-03013) of The Universal Institutional Funds, Inc., and to the incorporation by reference of our reports dated February 13, 2006 on the Core Plus Fixed Income Portfolio, Emerging Markets Debt Portfolio, Emerging Markets Equity Portfolio, Equity Growth Portfolio, Equity and Income Portfolio, Global Franchise Portfolio, Global Value Equity Portfolio, High Yield Portfolio, International Magnum Portfolio, Mid Cap Growth Portfolio, Small Company Growth Portfolio, U.S. Mid Cap Value Portfolio, U.S. Real Estate Portfolio, and Value Portfolio (fourteen of the portfolios of The Universal Institutional Funds, Inc.) included in the Annual Reports to Shareholders for the fiscal year ended December 31, 2005.

ERNST & YOUNG LLP

Boston, Massachusetts

April 21, 2006